SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 2, 2014
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 East Mitchell, 175
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On December 30, 2013, Rotate Black MS, LLC. (“RBMS”), an affiliate of Rotate Black, Inc. (the “Company”) appeared before the Mississippi Gaming Commission (the “Commission”) seeking Approval to Proceed with the construction of its Gulfport casino resort.  At that meeting, the Commission approved the application, thus allowing RBMS to move forward with the closing of its financing and begin construction.

Approval was granted on the condition that Rotate Black obtain the necessary project financing, complete its documentation of the financing and fund the local vendors by April 1, 2014.

The Company obtained the full financial commitment for the project, but needed additional time to complete the proper documentation necessary to close the financing.  To that end, the Company and its financing partner submitted an application for a 20-day extension of its Approval to Proceed. The Commission notified the Company that the extension request would not be considered as presented.

The Company intends to move forward with the project and regain it approval to proceed as soon as practicable.

The Casino Resort will be located on one of the last remaining gaming eligible sites in Gulfport, MS and will offer unparalleled vehicle and pedestrian access.  It will be directly adjacent to the newly renovated Jones Park with its upgraded marina, pavilions, green space and art and entertainment facilities.   The site is located at the intersection of Highway 49 and US 90 and will offer direct access to I-10 via the Central Harrison County Connector Highway currently under construction by the State of Mississippi.

Item 9.01     None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc.
(Registrant)

Date	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer